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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Part B constituting part of this Amendment No.11 to the registration statement on Form N-1A (the "Registration Statement") of Cash Reserves Portfolio of our report dated October 9, 1996, relating to the August 31, 1996 financial statements and financial highlights of the Cash Reserves Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Investment Advisory and Other Services" in Part B of the Registration Statement.



Price Waterhouse
Chartered Accountants
Toronto, Ontario
December 27, 1996